Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-267886) of Unity Biotechnology, Inc.,
(2)
Registration Statement (Form S-3 No. 333-263574) of Unity Biotechnology, Inc.,
(3)
Registration Statement (Form S-8 No. 333-263576) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc.,
(4)
Registration Statement (Form S-8 No. 333-254619) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc.,
(5)
Registration Statement (Form S-8 No. 333-250926) pertaining to the 2020 Employment Inducement Incentive Award Plan, as amended of Unity Biotechnology, Inc.,
(6)
Registration Statement (Form S-8 No. 333-237474) pertaining to the 2020 Employment Inducement Incentive Plan of Unity Biotechnology, Inc.,
(7)
Registration Statement (Form S-8 No. 333-237088) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc.,
(8)
Registration Statement (Form S-8 No. 333-230086) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc., and
(9)
Registration Statement (Form S-8 No. 333-224726) pertaining to the 2013 Equity Incentive Plan, 2018 Incentive Award Plan, and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc.

of our report dated March 15, 2023, with respect to the financial statements of Unity Biotechnology, Inc. included in this Annual Report (Form 10-K) of Unity Biotechnology, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Mateo, California

March 15, 2023